Exhibit 99.1

Contacts:	Daniel J. Thomas	Thomas E. Kiraly
	President and Chief Executive Officer	Executive Vice President and Chief Financial Officer
	(972) 364-8111	(972) 364-8217

CONCENTRA TO PRESENT AT THE

CREDIT SUISSE GLOBAL LEVERAGED FINANCE CONFERENCE

ADDISON, Texas, March 24, 2006 – Concentra Operating Corporation (“Concentra” or the “Company”) today announced that the Company will participate in the upcoming Credit Suisse Global Leveraged Finance Conference, which takes place March 28-30 in Phoenix, Arizona. Representing Concentra will be Daniel J. Thomas, CEO of Concentra, and Thomas E. Kiraly, CFO, who will make a presentation on March 29.

Presentations at this conference will not be available via Internet simulcasts, but the Company will make its slide presentation available to investors on Concentra’s website. The Company will post this presentation on March 29 in Portable Document Format (PDF) and it will remain available for a period of 30 days. Anyone viewing the presentation is encouraged to read Concentra’s most recent filings with the Securities and Exchange Commission for a discussion of the Company’s historical results of operations and financial condition, as well as risk factors.

Concentra Inc., through its wholly owned subsidiary, Concentra Operating Corporation, serves the occupational, auto and group healthcare markets; Concentra provides employers, insurers and payors with a series of integrated services which include employment-related injury and occupational health care, in-network and out-of-network medical claims review and repricing, access to specialized preferred provider organizations, first notice of loss services, case management and other cost containment services.

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